                                                                    Exhibit 10.1
                             DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                           ENERGY RESEARCH CORPORATION

                                       AND

                                  EVERCEL, INC.

                                   DATED AS OF

                                               , 1999
                               ---------------

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                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS............................................................................................1

ARTICLE II. TRANSFER OF ASSETS....................................................................................6

SECTION 2.01.  TRANSFER OF ASSETS TO EVERCEL......................................................................6
SECTION 2.02.  CONSIDERATION FOR ASSET TRANSFERS..................................................................7
SECTION 2.03.  TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION...................................................7
SECTION 2.04.  COOPERATION RE:  ASSETS............................................................................8
SECTION 2.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS.........................................................8
SECTION 2.06.  CONVEYANCING AND ASSUMPTION INSTRUMENTS............................................................9
SECTION 2.07.  CASH MANAGEMENT....................................................................................9
SECTION 2.08.  RETAINED LICENSE TO USE TECHNOLOGY................................................................10

ARTICLE III. ASSUMPTION AND SATISFACTION OF LIABILITIES..........................................................11

SECTION 3.01.  ASSUMPTION AND SATISFACTION OF LIABILITIES........................................................11

ARTICLE IV. THE DISTRIBUTION.....................................................................................12

SECTION 4.01.  COOPERATION PRIOR TO THE DISTRIBUTION.............................................................12
SECTION 4.02.  ERC BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION........................................12
SECTION 4.03.  THE DISTRIBUTION..................................................................................13

ARTICLE V. INDEMNIFICATION.......................................................................................13

SECTION 5.01.  INDEMNIFICATION BY ERC............................................................................13
SECTION 5.02.  INDEMNIFICATION BY EVERCEL........................................................................13
SECTION 5.03.  INSURANCE PROCEEDS................................................................................14
SECTION 5.04.  PROCEDURE FOR INDEMNIFICATION.....................................................................14
SECTION 5.05.  REMEDIES CUMULATIVE...............................................................................16
SECTION 5.06.  SURVIVAL OF INDEMNITIES...........................................................................16

ARTICLE VI. CERTAIN ADDITIONAL MATTERS...........................................................................17

SECTION 6.01.  CERTAIN POST-DISTRIBUTION TRANSACTIONS............................................................17
SECTION 6.02.  NOTICES BY ERC....................................................................................17

ARTICLE VII. ACCESS TO INFORMATION AND SERVICES..................................................................17

SECTION 7.01.  PROVISION OF CORPORATE RECORDS....................................................................17
SECTION 7.02.  ACCESS TO INFORMATION.............................................................................18
SECTION 7.03.  PRODUCTION OF WITNESSES...........................................................................18
SECTION 7.04.  REIMBURSEMENT.....................................................................................18
SECTION 7.05.  RETENTION OF RECORDS..............................................................................18
SECTION 7.06.  CONFIDENTIALITY...................................................................................19
SECTION 7.07.  PRIVILEGED MATTERS................................................................................19

ARTICLE VIII. INSURANCE..........................................................................................21

SECTION 8.01.  POLICIES AND RIGHTS INCLUDED WITHIN THE EVERCEL ASSETS............................................21
SECTION 8.02.  POST-DISTRIBUTION DATE CLAIMS.....................................................................21
SECTION 8.03.  ADMINISTRATION AND RESERVES.......................................................................21
SECTION 8.04.  AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE...............................................22

ARTICLE IX. MISCELLANEOUS........................................................................................22

SECTION 9.01.  COMPLETE AGREEMENT; CONSTRUCTION..................................................................22
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
SECTION 9.02.  EXPENSES..........................................................................................23
SECTION 9.03.  GOVERNING LAW.....................................................................................23
SECTION 9.04.   NOTICES..........................................................................................23
SECTION 9.05.  AMENDMENTS; WAIVERS...............................................................................23
SECTION 9.06.  SUCCESSORS AND ASSIGNS............................................................................24
SECTION 9.07.  TERMINATION.......................................................................................24
SECTION 9.08.  NO THIRD-PARTY BENEFICIARIES......................................................................24
SECTION 9.09.  TITLES AND HEADINGS...............................................................................24
SECTION 9.10.  EXHIBITS AND SCHEDULES............................................................................24
SECTION 9.11.  LEGAL ENFORCEABILITY..............................................................................24
SECTION 9.12.  ARBITRATION OF DISPUTES...........................................................................25
SECTION 9.14.  COUNTERPARTS......................................................................................26
SECTION 9.15.  RELATIONSHIP OF PARTIES...........................................................................26
SECTION 9.16.  FURTHER ACTION....................................................................................26
SECTION 9.17.  PREDECESSORS AND SUCCESSORS.......................................................................26

SCHEDULES........................................................................................................28

EXHIBIT A: FORM OF SERVICES AGREEMENT

EXHIBIT B: FORM OF TAX SHARING AGREEMENT

EXHIBIT C: FORM OF LICENSE ASSISTANCE AGREEMENT

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                                       ii
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                             DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this _____ day of _______________, 1999 by and between Energy Research Corporation, a New York corporation ("ERC"), and Evercel, Inc., a Delaware corporation and wholly-owned subsidiary of ERC ("Evercel").

                                    RECITALS

         WHEREAS, the Board of Directors of ERC has determined that it is in the best interests of its stockholders to transfer to Evercel certain principal assets related to ERC's battery business group and for Evercel to assume certain liabilities related to such assets (the "Asset Transfers") in consideration for shares of Evercel Common Stock, and thereafter to distribute all of the outstanding shares of Evercel Common Stock that are held by ERC to the holders of ERC common stock (the "Distribution");

         WHEREAS, in connection with the Distribution, ERC and Evercel have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Asset Transfers and the Distribution, and to set forth the agreements that will govern certain matters following the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         AFFILIATE: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of ERC shall not include Evercel or any other Person which would be an Affiliate of ERC by reason of ERC's ownership of the capital stock of Evercel prior to the Distribution or the fact that any officer or director of Evercel shall also serve as an officer or director of ERC, and (ii) the Affiliates of Evercel shall not include ERC or any other Person which would be an Affiliate of Evercel by reason of ERC's ownership of the capital stock of Evercel prior to the Distribution or the fact that any officer or director of Evercel shall also serve as an officer or director of ERC.

         AGENT: Continental Stock Transfer and Trust Company, the distribution agent appointed by ERC to distribute the Evercel Common Stock pursuant to the Distribution.

         ASSET TRANSFERS: Shall have the meaning set forth in the recitals hereof.

         COMMISSION:  The Securities and Exchange Commission.

         CONSENTS:  Shall have the meaning set forth in Section 4.01(c) hereof.

         CONVEYANCING AND ASSUMPTION INSTRUMENTS: Collectively, the various agreements, instruments and other documents to be entered into to effect the Asset Transfers and the assumption of Liabilities in the manner contemplated by this Agreement and the Related Agreements.

         DISTRIBUTION:  Shall have the meaning set forth in the recitals hereof.

         DISTRIBUTION DATE: The date determined by the ERC Board as the date on which the Distribution shall be effected, which Distribution Date is contemplated by the ERC Board to occur on or about [______________], 1999.

         DISTRIBUTION RECORD DATE: The date established by the ERC Board as the date for taking a record of the Holders of ERC Common Stock entitled to participate in the distribution, which Distribution Record Date has been established as _____________ ___, 1999, subject to the fulfillment on or before __________, 1999 of certain conditions to the Distribution as provided in
Section 4.02.

         ERC:  Shall have the meaning set forth in the recitals hereof.

         ERC BOARD:  The Board of Directors of ERC.

         ERC BOOKS AND RECORDS: The books and records (including computerized records) of ERC and all books and records owned by ERC which relate to the ERC Retained Business or are necessary to operate the ERC Retained Business, or are required by law to be retained by ERC, including without limitation, all files relating to any Action pertaining to the ERC Retained Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to ERC or the ERC Retained Business (but not including the Evercel Books and Records, provided that ERC shall have access to, and shall have the right to obtain duplicate copies of, the Evercel Books and Records in accordance with the provisions of
Article VII).

         ERC COMMON STOCK: The common stock, par value $.0001 per share, of ERC.

         ERC CONTRACTS: The contracts to be assigned by ERC to Evercel listed on
Schedule 1.01(b).

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         ERC INDEMNIFIABLE LOSSES: Shall have the meaning set forth in Section
5.02 hereof.

         ERC INDEMNITEES: Shall have the meaning set forth in Section 5.02 hereof.

         ERC INTELLECTUAL PROPERTY ASSETS: The intellectual property assets listed on Schedule 1.01(d).

         ERC PERSONAL PROPERTY ASSETS: The personal property assets listed on
Schedule 1.01(a).

         ERC RETAINED ASSETS: The assets of ERC other than the Evercel Assets transferred to Evercel by ERC, including without limitation (i) assets relating to the ERC Retained Business, (ii) all of the assets expressly allocated to ERC under this Agreement or the Related Agreements, and (iii) any other assets of ERC and its Affiliates relating to the ERC Retained Business.

         ERC RETAINED BUSINESS: The businesses conducted by ERC pursuant to or utilizing the ERC Retained Assets, including without limitation, the fuel cell business.

         ERC RETAINED LIABILITIES: (i) All of the Liabilities arising out of or in connection with the ERC Retained Assets or the ERC Retained Business, (ii) all Liabilities arising out of or in connection with any lawsuits relating to the Distribution, (iii) all of the Liabilities of ERC under, or to be retained or assumed by ERC pursuant to, this Agreement or any of the Related Agreements,
(iv) any Financing Obligations not constituting Evercel Liabilities, (v) all Liabilities for the payment of outstanding drafts of ERC attributable to the ERC Retained Business existing as of the Distribution Date, (v) all Liabilities arising out of or in connection with lawsuits or other claims or actions relating to the Davis Superfund Site and the Gallups Quarry Superfund Site, (vi) any obligation to repay up to $1,300,000 of payments previously made to ERC pursuant to the Nan Ya License Agreement (as defined in Section 2.01(a) hereof), and (vii) all other Liabilities of ERC not constituting Evercel Liabilities.

         ERC RETAINED POLICIES: All Policies, current or past, which are owned or maintained by or on behalf of ERC (or any of its predecessors) which relate to the ERC Retained Business but do not relate to the Evercel Business.

         EVERCEL:  Shall have the meaning set forth in the recitals hereof.

         EVERCEL ASSETS: Shall have the meaning set forth in Section 2.01(b) hereof.

         EVERCEL BOOKS AND RECORDS: The books and records (including computerized records) of Evercel and all books and records owned by ERC which relate to the Evercel Business or are necessary to operate the Evercel Business, including, without limitation, all such books and records relating to Evercel Employees, all files relating to any Action being assumed by Evercel as part of the Evercel Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Evercel or the Evercel Business (but not including the ERC Books and Records, provided that



                                      -3-
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Evercel shall have access to, and have the right to obtain duplicate copies of, the ERC Books and Records in accordance with the provisions of Article VII).

         EVERCEL BUSINESS: The business conducted by ERC prior to the Transfer Date, and by Evercel thereafter, pursuant to or utilizing the Evercel Assets, including without limitation, the acquisition, development and operation of battery assets and business.

         EVERCEL COMMON STOCK: The common stock, par value $.01 per share, of Evercel.

         EVERCEL EMPLOYEES: All of the Evercel employees at the time of the Distribution, as identified on Schedule 1.01(e).

         EVERCEL INDEMNIFIABLE LOSSES: Shall have the meaning set forth in
Section 5.01 hereof.

         EVERCEL INDEMNITEES: Shall have the meaning set forth in Section 5.01 hereof.

         EVERCEL LIABILITIES: (i) All of the Liabilities of Evercel under, or to be retained or assumed by Evercel pursuant to, this Agreement or any of the Related Agreements, including those set forth on Schedule 1.01(c), (ii) all Liabilities for payment of outstanding drafts of ERC attributable to the Evercel Business existing as of the Distribution Date, and (iii) all Liabilities arising out of or in connection with any of the Evercel Assets or the Evercel Business.

         EVERCEL POLICIES: All Policies, current or past, which are owned or maintained by or on behalf of ERC or any of its Affiliates or predecessors, which relate to the Evercel Business but do not relate to the ERC Retained Business, and which Policies are either maintained by Evercel or assignable to Evercel.

         FINANCING OBLIGATIONS: All (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, notes, debentures or similar instruments, (iii) obligations under capitalized leases and deferred purchase arrangements, (iv) reimbursement or other obligations relating to letters of credit or similar arrangements, and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

         HOLDERS: The holders of record of ERC Common Stock as of the Distribution Record Date.

         INDEMNIFIABLE LOSSES: Shall have the meaning set forth in Section 5.02 hereof.

         INDEMNIFYING PARTY: Shall have the meaning set forth in Section 5.03 hereof.

         INDEMNITEE:  Shall have the meaning set forth in Section 5.03 hereof.

         INFORMATION:  Shall have the meaning set forth in Section 7.02 hereof.

                                      -4-
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         INSURANCE PROCEEDS: Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

         INSURED CLAIMS: Those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

         LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         PERSON: Any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

         POLICIES: Insurance policies and insurance contracts of any kind relating to the Evercel Business or the ERC Retained Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile and workers' compensation insurance policies, and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

         PRIVILEGES: All privileges that may be asserted under applicable law, including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

         PRIVILEGED INFORMATION: All Information as to which ERC, Evercel or any of their Subsidiaries are entitled to assert the protection of a Privilege.

         RELATED AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements which are entered into in connection with the transactions contemplated hereby and which are set forth in a writing, including, without limitation (i) the Conveyancing and Assumption Instruments,
(ii) the Services Agreement, (iii) the Tax Sharing Agreement and (iv) the License Assistance Agreement.

         RIGHTS OFFERING: The offering by Evercel to its stockholders, following the Distribution, to subscribe for and purchase additional shares of Evercel Common Stock pursuant to the exercise of transferable subscription rights issued to such stockholders following the Distribution pursuant to a Registration Statement on Form SB-2 which has been declared effective under the Securities Act.

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         SECURITIES ACT:  The Securities Act of 1933, as amended.

         SERVICES AGREEMENT: The Services Agreement between ERC and Evercel, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit A attached hereto.

         SHARED POLICIES: All Policies, current or past, which are owned or maintained by or on behalf of ERC or its predecessors which relate to both the ERC Retained Business and the Evercel Business, and all other Policies not constituting Evercel Policies or ERC Retained Policies.

         SUBSIDIARY: With respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

         TAX SHARING AGREEMENT: The Tax Sharing Agreement between Evercel and ERC, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit B attached hereto.

         THIRD-PARTY CLAIM: Shall have the meaning set forth in Section 5.04(a) hereof.

         TRANSFER DATE: The effective date of the transfer of assets and liabilities hereunder by ERC to Evercel which date shall be on or prior to the Distribution Date.

                                   ARTICLE II.

                               TRANSFER OF ASSETS

         Section 2.01.  TRANSFER OF ASSETS TO EVERCEL

         (a) On the Transfer Date, ERC shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Evercel of all of ERC's right, title and interest in and to the principal assets related to the Evercel Business, including, without limitation, the following assets:

                  (i)    the ERC Personal Property Assets;

                  (ii)   the ERC Contracts;

                  (iii)  the ERC Intellectual Property Assets;

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                  (iv)   the Evercel Books and Records;

                  (v) all of the other assets to be assigned to Evercel by ERC under this Agreement or the Related Agreements; and

                  (vi) all other assets primarily relating to the Evercel Business held by ERC.

         Notwithstanding the foregoing, the following assets shall not be transferred to Evercel:

                  (i) payments received by ERC pursuant to the license agreement (the "Nan Ya License Agreement") between ERC and a joint venture between Nan Ya Plastics Corporation of Taiwan and Xiamen Three Circles Co., Ltd. (formerly Xiamen Daily-Used Chemicals Co., Ltd.) up to $1,300,000; and

                  (ii) subject to the provisions of Section 2.03 hereof, ERC's interest in the Cooperative Joint Venture Contract (the "Joint Venture Contract") between ERC and Xiamen Three Circles Co., Ltd. for the Establishment of Xiamen Three Circles - ERC Battery Corp., Ltd., a Sino-Foreign Manufacturing Joint Venture (the "Joint Venture"), dated as of July 7, 1998, and the related Technology Transfer and License Contract between ERC and the Joint Venture (the "Three Circles License Agreement").

         (b) The "Evercel Assets" shall consist of the assets transferred to Evercel by ERC pursuant to this Section 2.01.

         Section 2.02.  CONSIDERATION FOR ASSET TRANSFERS

         As consideration for the foregoing asset transfers on or prior to the Distribution Date, ERC shall receive from Evercel a sufficient number of shares of Evercel Common Stock to effect the Distribution to the Holders of ERC Common Stock.

         Section 2.03.  TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION

         To the extent that any transfers contemplated by this Article II shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; PROVIDED, HOWEVER, that ERC and Evercel and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article
II. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been

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assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement. The parties expressly agree that ERC's interest in the Joint Venture Contract and the Three Circles License Agreement (together, the "Three Circles Contracts") may not be assigned to Evercel prior to obtaining the written consent and approval of ERC's Chinese partner and the appropriate Chinese governmental authorities. Pending receipt of these approvals, ERC and Evercel agree to enter into the License Assistance Agreement in the form attached hereto as Exhibit C. Once such consents and approvals have been obtained, ERC agrees to transfer and assign the Three Circles Contracts to Evercel.

         Section 2.04.  COOPERATION RE:  ASSETS

         In the case that at any time after the Distribution Date, Evercel reasonably determines that any of the ERC Retained Assets are essential for the conduct of the Evercel Business, or ERC reasonably determines that any of the Evercel Assets are essential for the conduct of the ERC Retained Business, and the nature of such assets makes it impracticable for Evercel or ERC, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Evercel (with respect to the Evercel Assets) and ERC (with respect to the ERC Retained Assets) shall cooperate to make such assets available to the appropriate party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations (provided that such assets shall be required to be made available only until such time as the other party may reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations).

         Section 2.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS

         Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement, including, without limitation, any Conveyancing and Assumption Instruments. It is also agreed and understood that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the parties, as the case may be, and all such assets shall be "as is, where is" and "with all faults" (provided, however, that the absence of warranties shall have no effect upon the allocation of liabilities under this Agreement). Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement, and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of ERC and Evercel, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

         Section 2.06.  CONVEYANCING AND ASSUMPTION INSTRUMENTS

         In connection with the Asset Transfers and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree, including the assignment of trademarks, patents, patent applications and other intellectual property rights.

         Section 2.07.  CASH MANAGEMENT

         (a) Evercel shall establish and maintain a separate cash management system and accounting records with respect to the Evercel Business effective as of 12:01 a.m. on the day following the Distribution Date; thereafter, (i) any payments by ERC on behalf of Evercel in connection with the Evercel Business (including, without limitation, any such payments in respect of Liabilities or other obligations of Evercel under the Related Agreements) shall be recorded in the accounts of Evercel as a payable to ERC; (ii) any payments by Evercel on behalf of ERC in connection with the ERC Retained Business (including, without limitation, any such payments in respect of Liabilities or other obligations of ERC under the Related Agreements), shall be recorded in the accounts of ERC, as a payable to Evercel; (iii) any cash payments received by ERC relating to the Evercel Business or the Evercel Assets shall be recorded in the accounts of ERC, as a payable to Evercel; (iv) any cash payments received by Evercel relating to the ERC Retained Business or the ERC Retained Assets shall be recorded in the accounts of Evercel as a payable to ERC; (v) ERC and Evercel shall make adjustments for late deposits, checks returned for not sufficient funds and other post-Distribution Date transactions as shall be reasonable under the circumstances consistent with the purpose and intent of this Agreement; and (vi) the net balance due to ERC or Evercel, as the case may be, in respect of the aggregate amounts of clauses (i), (ii), (iii), (iv) and (v) shall be paid by ERC or Evercel, as appropriate, as promptly as practicable. For purposes of this
Section 2.07 (a), the parties contemplate that the ERC Retained Business and the Evercel Business, including but not limited to the administration of accounts payable and accounts receivable, will be conducted in the normal course.

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         (b) All transactions contemplated in this Section 2.07 shall be subject to audit by the parties, and any dispute thereunder shall be resolved by KPMG Peat Marwick LLP (or, if KPMG Peat Marwick LLP is not available or the parties mutually agree, by such other independent firm of certified public accountants mutually acceptable to ERC and Evercel), whose decision shall be final and unappealable.

         Section 2.08.  RETAINED LICENSE TO USE TECHNOLOGY

         Notwithstanding anything to the contrary contained in this Agreement, Evercel acknowledges that ERC has licensed certain of the ERC Intellectual Property Assets to the Joint Venture pursuant to the Three Circles License Agreement. The Three Circles Contracts may require certain consents and approvals prior to being transferred to Evercel. Therefore, without limitation of the foregoing, following the transfer of the ERC Intellectual Property Assets, pending the receipt of such consents and approvals, ERC shall retain a non-exclusive license to use the ERC Intellectual Property Assets for the sole purpose of fulfilling its obligations under the Three Circles Contracts. Evercel agrees to promptly from time to time, but at least once a year, disclose to ERC any know-how or patents of Evercel arising or issued after the Distribution Date necessary for ERC to fulfill its obligations under such contracts. Notwithstanding the foregoing, with respect to the Three Circles Contracts, upon receipt of the necessary approvals as described in Section 2.03 hereof, Evercel's obligations under this Section 2.08 shall terminate.

         Section 2.09      AGREEMENT NOT TO COMPETE

        ERC agrees not to participate, directly or indirectly, as principal, owner, part-owner, partner, or in any other capacity, including as a passive stockholder, partner or beneficial owner, in any business which owns, controls, manages or otherwise operates a business which competes directly with the Evercel Business. ERC and Evercel understand and acknowledge, however, that ERC has formed a joint venture, called the Xiamen-ERC Technology Company, Limited (the "Technology Joint Venture"), to develop and commercialize various advanced electrochemical technologies, including battery technologies. ERC agrees that it will endeavor to obtain amendments to the joint venture contract and articles of association for the Technology Joint Venture to add Evercel as a party to the Technology Joint Venture. Until Evercel becomes a party to the Technology Joint Venture, however, ERC and Evercel agree that the Technology Joint Venture will not undertake any projects involving battery technology without Evercel's prior consent.


         Section 2.10      CERTAIN MATTERS REGARDING EMPLOYEES

         (a) Reference is made to the Option Agreement entered into between ERC and Jerry D. Leitman ("Leitman"), dated as of August 1, 1997 (the "Option Agreement"). Pursuant to the terms of the Option Agreement, Evercel agrees to issue one share of Evercel Common Stock to Leitman for every three shares of ERC Common Stock which he purchases from ERC from time to time pursuant to his exercise of options granted by the Option Agreement. The exercise price received from Leitman with respect to his exercise of options pursuant to the Option Agreement will be allocated between ERC and Evercel proportionately, based upon the fair market value of shares of each company immediately after the Distribution. Evercel agrees to register under the Securities Act of 1933, as amended, the shares of Evercel Common Stock to be issued to Leitman pursuant to the exercise of the options granted by the Option Agreement.

         (b) In addition, Evercel agrees to issue to Leitman a non-transferable option (the "Evercel Option") to acquire 83,333 shares of Evercel Common Stock exercisable at the Rights Offering purchase price (currently expected to be $6.00 per share). Evercel agrees that the Evercel Option will be issued pursuant to Evercel's 1998 Equity Incentive Plan and will be exercisable during the Rights Offering and will terminate at the end of the Rights Offering. The Evercel Option will be exercisable to acquire 33,333 vested shares and 50,000 restricted (unvested) shares. The restricted (unvested) shares acquired pursuant to the Evercel Option will vest in accordance with the vesting schedule set forth in the Option Agreement. Evercel further agrees to allow Leitman to exercise the Evercel Option with respect to the 50,000 restricted (unvested) shares by issuing to Evercel a nonrecourse note (the "Note") in the amount of the total exercise price. The Note shall provide that, at such time as these restricted (unvested) shares would otherwise vest, Leitman may repay the applicable installment of the Note (i.e. the Note shall be payable in three installments corresponding to the three remaining vesting dates set forth in the Option Agreement). However, until the applicable installment of the Note is repaid, the shares will remain restricted. In the event the Note is not fully repaid by August 1, 2001, the shares shall be forfeited to the Company for no consideration.

         (c) Evercel agrees to issue to Joseph G. Mahler a non-transferable option to acquire 16,666 shares of Evercel Common Stock exercisable at the Rights Offering purchase price (currently expected to be $6.00 per share). Evercel agrees that this option will be issued pursuant to Evercel's 1998 Equity Incentive Plan and will vest in 25% installments over a four year period beginning on December 11, 1999.

                                  ARTICLE III.

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

         Section 3.01.  ASSUMPTION AND SATISFACTION OF LIABILITIES

         Except as set forth in the Services Agreement, the Tax Sharing Agreement or the other Related Agreements, effective as of and after the Distribution Date, (a) Evercel shall assume, pay, perform and discharge in due course all of the Evercel Liabilities, and (b) ERC shall pay, perform and discharge in due course all of the ERC Retained Liabilities.

                          ARTICLE IV. THE DISTRIBUTION

         Section 4.01.  COOPERATION PRIOR TO THE DISTRIBUTION

         (a) ERC and Evercel shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

         (b) ERC and Evercel shall use all reasonable efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby ("Consents").

         (c) ERC and Evercel will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements.

         Section 4.02. ERC BOARD ACTION; CONDITIONS PRECEDENT TO THE
DISTRIBUTION

         The ERC Board shall, in its discretion, establish any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

         (a) The transactions contemplated by Sections 2.01 and 2.02 shall have been consummated in all material respects;

         (b) ERC and Evercel shall have obtained all Consents, the failure of which to obtain would not, in the sole judgment of the ERC Board, have a material adverse effect on ERC or Evercel;

         (c) The Registration Statement on Form SB-2 under the Securities Act filed by Evercel shall have been declared effective by the Commission;

         (d) ERC and Evercel shall have entered into the Related Agreements to which they are a party;

         (e) ERC and the Company shall have received an opinion of counsel satisfactory to the ERC Board to the effect that the Distribution will qualify as a tax free spin-off under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended.

         PROVIDED, HOWEVER, that (i) any such condition may be waived by the ERC Board in its sole discretion, and (ii) the satisfaction of such conditions shall not create any obligation on the part of ERC or any other party hereto to effect the Distribution or in any way limit ERC's power of termination set forth in
Section 9.07 or alter the consequences of any such termination from those specified in such Section; and

         PROVIDED, FURTHER, that ERC has entered into the Nan Ya License Agreement and the Three Circles Contracts with certain Chinese and/or Taiwanese entities. The parties acknowledge that the Joint Venture Contract does require consent, and the Nan Ya License Agreement and the Three Circles License Agreement may require consent, of the other parties to such contracts in order for ERC to transfer them to Evercel. It is understood and agreed by the parties that such Consents may not be obtained prior to the Transfer Date or the Distribution Date and such Consents shall not be conditions precedent to the Distribution

         Section 4.03.  THE DISTRIBUTION

         On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, ERC shall deliver to the Agent all of the then outstanding shares of Evercel Common Stock owned by ERC and shall instruct the Agent to distribute to the Holders one share of Evercel Common Stock for every three shares of ERC Common Stock held as of the Distribution Record Date, provided that such Evercel Common Stock shall be subject to a restriction such that it may not be sold or otherwise disposed of prior to the closing of the Rights Offering. As soon as practicable following the closing of the Rights Offering, the Agent shall deliver certificates representing the Evercel Common Stock to the Holders.


                                   ARTICLE V.

                                 INDEMNIFICATION

         Section 5.01.  INDEMNIFICATION BY ERC

         Except as otherwise expressly set forth in a Related Agreement, ERC shall indemnify, defend and hold harmless Evercel and its directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Evercel Indemnitees") from and against the ERC Retained Liabilities and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating to the ERC Retained Liabilities and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Evercel Indemnifiable Losses" and, individually, an "Evercel Indemnifiable Loss") of the Evercel Indemnitees arising out of or due to the failure or alleged failure of ERC or any of its Affiliates (i) prior to or after the Distribution Date to pay, perform or otherwise discharge in due course any of the ERC Retained Liabilities, or (ii) comply with the provisions of Section 6.01.

         Section 5.02.  INDEMNIFICATION BY EVERCEL

         Except as otherwise expressly set forth in a Related Agreement, Evercel shall indemnify, defend and hold harmless ERC and each of its respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "ERC Indemnitees") from and against the Evercel Liabilities and any and all losses,

Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating to the Evercel Liabilities and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "ERC Indemnifiable Losses" and, individually, an "ERC Indemnifiable Loss") of the ERC Indemnitees arising out of or due to the failure or alleged failure of Evercel or any of its Affiliates (i) prior to or after the Distribution Date to pay, perform or otherwise discharge in due course any of the Evercel Liabilities or (ii) comply with the provisions of Section 6.01. The "Evercel Indemnifiable Losses," and the "ERC Indemnifiable Losses" are collectively referred to as the "Indemnifiable Losses."

         Section 5.03.  INSURANCE PROCEEDS

         The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

         Section 5.04.  PROCEDURE FOR INDEMNIFICATION

         (a) Except as may be set forth in a Related Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided that the failure of any Indemnitee to give notice as required by this Section 5.04 shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice.


         (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within

30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.01 or 5.02, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice
(i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

         (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

         (d) Notwithstanding anything else in this Section 5.04 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim (and provided further that such settlement may not provide for any non-monetary relief by Indemnitee without the written consent of Indemnitee). In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such

Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

         (e) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

         (f) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

         (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         Section 5.05.  REMEDIES CUMULATIVE

         The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         Section 5.06.  SURVIVAL OF INDEMNITIES

         The obligations of each of ERC and Evercel under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.

                                   ARTICLE VI.

                           CERTAIN ADDITIONAL MATTERS

         Section 6.01.  CERTAIN POST-DISTRIBUTION TRANSACTIONS

         (a) EVERCEL. Evercel shall comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by ERC and Evercel acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

         (b) ERC. ERC shall comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by ERC and Evercel acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

         Section 6.02.  NOTICES BY ERC

         ERC shall provide notice of the Distribution to all holders of its securities, or options, rights or warrants convertible into its securities, as may be required by ERC's Certificate of Incorporation or Bylaws or any agreement to which ERC is a party.


                                  ARTICLE VII.

                       ACCESS TO INFORMATION AND SERVICES

         Section 7.01.  PROVISION OF CORPORATE RECORDS

         (a) Except as may otherwise be provided in a Related Agreement, ERC shall deliver to Evercel as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, the Evercel Books and Records in its possession, except to the extent such items are already in the possession of Evercel. The Evercel Books and Records shall be the property of Evercel, but shall be available to ERC for review and duplication until ERC shall notify Evercel in writing that such records are no longer of use to ERC.

         (b) Except as otherwise provided in a Related Agreement, Evercel shall deliver to ERC as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, the ERC Books and Records in its possession, except to the extent such items are already in the possession of ERC. The ERC Books and Records shall be the property of ERC, but shall be available to Evercel for review and duplication until Evercel shall notify ERC in writing that such records are no longer of use to Evercel.

         Section 7.02.  ACCESS TO INFORMATION

         Except as otherwise provided in a Related Agreement, from and after the Distribution Date, ERC shall afford to Evercel and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within ERC's possession insofar as such access is reasonably required by Evercel for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, Evercel shall afford to ERC and their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Evercel's possession, insofar as such access is reasonably required by ERC for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VII for the legitimate business purposes of either party, including, without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         Section 7.03.  PRODUCTION OF WITNESSES

         At all times from and after the Distribution Date, each of ERC and Evercel shall use reasonable efforts to make available to the others, upon written request, its and its Subsidiaries officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

         Section 7.04.  REIMBURSEMENT

         Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witness services to another party under this
Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

         Section 7.05.  RETENTION OF RECORDS

         Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of ERC and Evercel may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by ERC or Evercel, as the case may be, at any time after the sixth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

         Section 7.06.  CONFIDENTIALITY

         Each of ERC, Evercel and their respective Subsidiaries shall hold, and shall cause its employees, consultants and advisors to hold, in strict confidence, all Information concerning the other parties hereto in its possession or furnished by the other parties or the other parties' representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or
(ii) later lawfully acquired from other sources by such party), and subject to
Section 7.07, each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel or by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between ERC and Evercel or any of them, (y) any contractual agreement to which ERC or Evercel or any of them are currently parties, or (z) in exercise of any party's rights hereunder.

         Section 7.07.  PRIVILEGED MATTERS

         ERC and Evercel recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of ERC and Evercel and that each of ERC and Evercel should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

         (a) ERC shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the ERC Retained Business, whether or not the Privileged Information is in the possession of or under the control of ERC or Evercel. ERC shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting ERC Retained Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by ERC, whether or not the Privileged Information is in the possession of or under the control of ERC or Evercel.

         (b) Evercel shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Evercel Business, whether or not the Privileged Information is in the possession of or under the control of ERC or Evercel. Evercel shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Evercel Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Evercel, whether or not the Privileged Information is in the possession of Evercel or under the control of ERC or Evercel.

         (c) ERC and Evercel agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes or other matters which involve each of ERC and Evercel in respect of which ERC and Evercel retain any responsibility or liability under this Agreement shall be subject to a shared Privilege.

         (d) No party may waive any Privilege which could be asserted under any applicable law, and in which any other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

         (e) In the event of any litigation or dispute between ERC and Evercel, or any of them, any party may waive a Privilege in which any other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between such parties, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

         (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by the other parties. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

         (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which any other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

         (h) The transfer of the Evercel Books and Records and the ERC Books and Records and other Information between ERC, Evercel and their respective Subsidiaries is made in reliance on the agreement of ERC and Evercel, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 7.01 and 7.02, the agreement to provide witnesses and individuals pursuant to Section 7.03 and the transfer of Privileged Information between ERC, Evercel and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.


                                  ARTICLE VIII.

                                    INSURANCE

         Section 8.01.  POLICIES AND RIGHTS INCLUDED WITHIN THE EVERCEL ASSETS

         Without limiting the generality of the definition of the Evercel Assets set forth in Section 2.01 or the effect of Section 2.01, the Evercel Assets shall include (a) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Evercel Business or, to the extent any claim is made against Evercel or any of its Subsidiaries, the ERC Retained Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; PROVIDED, HOWEVER, that nothing in this Section 8.01 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Evercel, and (b) the Evercel Policies.

         Section 8.02.  POST-DISTRIBUTION DATE CLAIMS

         If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against Evercel with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the Distribution Date in or in connection with the Distribution or the conduct of the Evercel Business or, to the extent any claim is made against Evercel or any of its Subsidiaries, the ERC Retained Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, ERC shall at the time such claim is asserted be deemed to assign, without need of further documentation, to Evercel any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided, however, that nothing in this Section 8.02 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Evercel.

         Section 8.03.  ADMINISTRATION AND RESERVES

         (a) Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution
Date:

                  (i) Evercel shall be entitled to any reserves established by ERC or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Evercel Liabilities; and

                  (ii) ERC shall be entitled to any reserves established by ERC or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the ERC Retained Liabilities.

         (b) INSURANCE PREMIUMS. Evercel shall have the right but not the obligation to pay the premiums, to the extent that ERC does not pay premiums with respect to the ERC Retained Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies and the Evercel Policies, as required under the terms and conditions of the respective Policies, whereupon ERC shall forthwith reimburse Evercel for that portion of such premiums paid by Evercel as are attributable to the ERC Retained Liabilities.

         (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Evercel with respect to the Evercel Liabilities and to ERC with respect to the ERC Retained Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

         Section 8.04.  AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE

         In the event that Insured Claims of ERC and Evercel exist relating to the same occurrence, such parties agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 8.04 shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.


                                   ARTICLE IX.

                                  MISCELLANEOUS

         Section 9.01.  COMPLETE AGREEMENT; CONSTRUCTION

         This Agreement, including the Schedules and Exhibits and the Related Agreements and other agreements and documents referred to herein, constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, the Related Agreements shall control.

         Section 9.02.  EXPENSES

         Except as otherwise set forth in this Agreement or any Related Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties. Notwithstanding the foregoing, Evercel agrees to pay and/or reimburse ERC for any and all expenses incurred by ERC pursuant to the License Assistance Agreement.

         Section 9.03.  GOVERNING LAW

         This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Connecticut, without regard to the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         Section 9.04.   NOTICES

         Notices shall be sent to the parties at the following addresses:

                        Energy Research Corporation
                        3 Great Pasture Road
                        Danbury, Connecticut  06813

                        Evercel, Inc.
                        3 Great Pasture Road
                        Danbury, Connecticut  06813

         Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, and on the first business day following deposit with Federal Express or other delivery service, or upon transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

         Section 9.05.  AMENDMENTS; WAIVERS

         No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

         Section 9.06.  SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

         Section 9.07.  TERMINATION

         This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the ERC Board without the approval of Evercel. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

         Section 9.08.  NO THIRD-PARTY BENEFICIARIES

         Except for the provisions of Article V relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         Section 9.09.  TITLES AND HEADINGS

         Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 9.10.  EXHIBITS AND SCHEDULES

         The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         Section 9.11.  LEGAL ENFORCEABILITY

         In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         Section 9.12.  ARBITRATION OF DISPUTES

         (a) Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy relating to a determination of whether specific assets constitute Evercel Assets or ERC Retained Assets or whether specific Liabilities constitute Evercel Liabilities or ERC Retained Liabilities, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section
9.12 or by the further agreement of the parties.

         (b) Such arbitration shall be conducted in Connecticut.

         (c) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the authority to award to the prevailing party its attorneys' fees and costs incurred in such arbitration. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

         (d) Nothing contained in this Section 9.12 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain any other party from breaching this Agreement or (ii) for specific enforcement of this Section 9.12. The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.12 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.12.

         (e) The parties hereby consent to the jurisdiction of the federal courts located in Hartford, Connecticut for all purposes under this Agreement.

         (f) Neither the parties nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

         (g) Except as provided in Section 9.12(c), each party shall bear its own costs incurred in the arbitration. If any party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this
Section 9.12, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

         Section 9.13.

         COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         Section 9.14.  RELATIONSHIP OF PARTIES

         Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         Section 9.15.  FURTHER ACTION

         Evercel and ERC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

         Section 9.16.  PREDECESSORS AND SUCCESSORS

         To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                   ENERGY RESEARCH CORPORATION


                                   By:
                                      ----------------------------
                                         Name:
                                         Title:


                                   EVERCEL, INC.


                                   By:
                                      ----------------------------
                                         Name:
                                         Title:

                                    SCHEDULES



                  Schedule 1.01(a):         ERC Personal Property Assets

                  Schedule 1.01(b):         ERC Contracts

                  Schedule 1.01(c):         Evercel Liabilities

                  Schedule 1.01(d):         ERC Intellectual Property Assets

                  Schedule 1.01(e):         Evercel Employees

                                SCHEDULE 1.01(a)

                          ERC PERSONAL PROPERTY ASSETS

                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------
HP 6291A Power Supply                                                                          01/01/79
HP 6296A Power Supply                                                                          01/01/79
Mettler PC 4400 Balance                                                                        06/01/80
Dispatch Oven                                                                                  01/01/79
Potentiostat Model 371                                                                         01/01/79
Polarographic Analyzer System                                                                  11/01/82
Power Supply DCR20-115B                                                                        11/01/82
Drying Racks                                                                                   08/01/82
Mettler Balance Model PN1210                                                                   11/01/82
RE0091 X-Y Recorder                                                                            10/01/84
EG&G Par C MD 175 Programmer                                                                   11/01/82
Simpson 462 Digital Multimeter                                                                 01/01/79
Omega RD-115-T-AR12 Chart Recorder                                                             08/01/87
HP 6263B Power Supply                                                                          01/01/75
Potentiostat/Galvanostat                                                                       11/01/82
Omega 595 Strip Chart Recorder                                                                 06/01/84
DCR 60-30B Power Supply                                                                        01/01/79
Unitron TM-25-544 Microscope                                                                   01/01/79
Thermolyne Oven 124                                                                            01/01/79
QRD 40-75 Power Supply                                                                         01/01/79
HP 6260B Power Supply                                                                          01/01/75
Linear 595 Chart Recorder                                                                      03/01/82
Omega Chart Recorder Model 595                                                                 04/01/88
Omega Chart Recorder                                                                           09/01/86
Diarco Shear #1                                                                                01/01/79
Power Supply DCR60-45B                                                                         11/01/82
HP Mod 6433B DC Power Supply                                                                   01/01/72
Power Supply QRD 15-2                                                                          11/01/82
QRD15-2 Power Supply                                                                           01/01/79


                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------
Large Dough Mixer                                                                              01/01/79
Digital Multimeter                                                                             01/01/79
Linear 595 Chart Recorder                                                                      08/01/84
HP 6267B Power Supply                                                                          02/01/89
Model 461-2 Digital Multimeter                                                                 01/01/79
Fluke 75 Multimeter                                                                            01/01/79
Omega RD115-T AR12 Recorder                                                                    01/01/79
K-Tron Model LWF Loss In Feed                                                                  06/01/89
Kneader/Extruder w/Heat, Dies                                                                  02/01/83
Upgrade Buss Extruder                                                                          12/01/87
Dispatch Oven                                                                                  01/01/79
Dispatch Oven                                                                                  01/01/79
Rolling Mill                                                                                   07/01/76
16" Electrode Rolling Mill                                                                     12/01/78
16" Electrode Rolling Mill                                                                     12/01/79
Revise 16" Rolling Mill to 20"                                                                 06/01/87
Control System for Rolling Mill                                                                12/01/80
Oil Seals/Lab on Rolling Mill                                                                  02/01/80
Modify 20" Rolling Mill                                                                        01/01/90
Diarco #3 Shear                                                                                01/01/79
Linear 595 3 Pen Chart Recorder                                                                01/01/79
Fluke 77 Multimeter                                                                            01/01/79
Weighing Scale and Scoop                                                                       02/01/76
Rolling Mill                                                                                   01/01/79
Rolling Mill                                                                                   01/01/79
Double Arm Sigma Blade Mixer                                                                   11/01/75
Ross Double Planetary Mixer                                                                    06/01/73
Rolling Mill                                                                                   01/01/79
Rolling Mill                                                                                   01/01/79
Photo Meter Digital                                                                            08/01/79
Illuminance Probe                                                                              11/01/79
DCB 40-125A Power Supply                                                                       01/01/79


                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------

Steromicroscope, Wild                                                                          01/01/79
Power Supply DCR40-13B                                                                         10/01/85
179A Trms Multimeter                                                                           01/01/79
Power Supply DCR40-13B                                                                         10/01/85
Model 177 Digital Multimeter                                                                   12/01/85
Schulz Power Supply                                                                            01/01/79
ACDC Mod EL 750 Electronic Load                                                                01/01/79
ACDC Mod EL750 Electronic Load                                                                 01/01/79
Power Supply QRD15-2 Sorensen                                                                  11/01/82
Thelco Lab Oven Model 4                                                                        01/01/79
DCR40-13B Power Supply                                                                         01/01/79
Digital Multimeter Data Precis.                                                                01/01/79
Fluke 8050A Digital Multimeter                                                                 01/01/79
HP DC Power Supply                                                                             09/01/84
Sorensen Power Supply DCR80-6B                                                                 02/01/85
Power Supply DCR10-170B                                                                        11/01/82
Omega Chart Recorder Model 595                                                                 04/01/88
Linear 595 Chart Recorder                                                                      03/01/82
Fluke 8050A O M M                                                                              01/01/79
Diarco #2 Hand Notcher                                                                         12/01/78
Benchmaster Press #151                                                                         08/01/78
Benchmaster Punch Press #152                                                                   01/01/79
Diarco #4 Shear                                                                                01/01/79
Gruenberg 400 C Oven                                                                           01/01/79
Stock Stand Model P-10                                                                         09/01/84
2 Ft Shear #4, Dedgro                                                                          09/01/76
Profab Corner Radius Mach #900                                                                 08/01/85
Rosenthal Variable Shelter                                                                     10/01/85
Punch Press                                                                                    09/01/76
Rolling Mill                                                                                   01/01/79
Crosshead Extruder for Buss                                                                    02/01/84
80-12B Power Supply                                                                            01/01/79


                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------

Continuous Piercing Machine                                                                    04/01/87
Two Roll Amil Milder Calander                                                                  01/01/72
Calander Tension Stand                                                                         02/01/86
80 Ton Press                                                                                   01/01/74
J. H. Wood 80 Ton Press                                                                        12/01/77
Hydraulic Cylinder for Press                                                                   10/01/81
Vertrod Heat Sealer 12"                                                                        01/01/79
High Speed Twin Shell Blender                                                                  02/01/76
Potentiostat/Galvanostat M 273                                                                 06/01/86
HP 4328A Milliohm Meter                                                                        12/01/87
4 1/2 Digit Multimeter                                                                         09/01/76
Expansion of Government Piercer                                                                10/01/83
HP 3476A Multimeter                                                                            01/01/79
Modify Battery Cycler                                                                          10/01/91
Chart Recorder 3 Channel                                                                       11/01/90
Grieve 5A550 Shelf Oven                                                                        03/01/91
Electrode Rinsing System                                                                       10/27/92
Pneumatic Hopper for Electrode                                                                 10/31/92
Cool Flow Refrig Recirculator                                                                  12/31/92
Cell Cycler                                                                                    04/01/94
2-10 Input Hybrid Bench Recorder                                                               06/01/95
Welder and Accessories                                                                         07/01/95
Battery Testing System                                                                         10/01/95
Display Cabinet Battery Parts                                                                  12/01/95
Battery Testing Freezer                                                                        03/01/96
Voltage Monitoring Test Stand                                                                  10/01/96
Piercing Machine and Mods                                                                      05/01/97
Champ Bench Scale                                                                              09/01/97
Arbin Test System 4 Indp Chan                                                                  09/01/97
Ultrasonic 3000 Watt Welder                                                                    05/01/97
Horn Anvil Top and Bottom Cutter                                                               01/01/97
Arbin Test System Mod #149268                                                                  05/01/97

                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------
2 Sorensen Power Supply 0-80V                                                                  03/01/98
Solvent Pump Delivery System                                                                   03/01/98
Ph Adjustment System                                                                           03/01/98
Aluminum Welded Dry Cabinet                                                                    03/01/98
Electric Scooter and Cycle                                                                     03/01/98
25241-0045 Model 45 Vacuum Pump                                                                06/01/98
1500 Lb Trailer/Ramps and Lights                                                               06/01/98
Install/Access for Battery Cycler                                                              03/01/89
4 Post Car Lift and Cement Pad                                                                 06/01/98
Power Supply 0-6V DC                                                                           06/01/95
Battery Display Cabinet                                                                        03/01/97
Replace Transmission Frnch Mil                                                                 01/01/97
Bookcase w/Glass Doors, Black                                                                  01/01/79
Side Arm Chair, Black                                                                          04/01/83
Side Arm Chair, Black                                                                          04/01/83
Steelcase 5 Drawer File Cabinet                                                                04/01/83
Work Table, Black w/Walnut                                                                     01/01/79
Bookcase, Black                                                                                01/01/79
Bookcase, Black                                                                                01/01/79
Drafting Board                                                                                 01/01/79
Executive Desk, Black w/Walnut                                                                 01/01/79
Bookcase, Walnut                                                                               04/01/88
Highback Swivel Tilt Chair                                                                     04/01/88
Executive Desk, Black w/Walnut                                                                 01/01/79
4 Drawer File Cabinet, Black                                                                   01/01/79
Bookcase, Black                                                                                01/01/79
Folding Table, Oak Top                                                                         08/01/88
4 Drawer File Cabinet, Black                                                                   01/01/79
Lab Stool, Upholstered w/Casters                                                               01/01/86
Storage Cabinet, Grey                                                                          01/01/79
Safety Storage Cabinet, Yellow                                                                 01/01/79
Storage Cabinet, Grey                                                                          01/01/79


                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------

Storage Cabinet, Black                                                                         08/01/83
4 Drawer File Cabinet, Black                                                                   01/01/79
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Captain Chair                                                                                  01/01/91
Office Furniture, Battery Area                                                                 06/01/98
Office Furniture, C. Huang                                                                     06/01/98
Office Furniture, K. Bates                                                                     04/01/98
Cell Case and Cover Mold                                                                       06/01/78
Tooling for Cell Case and Cover                                                                12/01/77
Tooling Ni-Cd Miners Battery                                                                   06/01/82
Tooling Ni-Cd Miners Battery                                                                   12/01/79
Battery Case Injection Mold                                                                    10/01/82
Battery Cover Injection Mold                                                                   10/01/82
Special Znbr Tooling at Vendor                                                                 11/01/82
Steel Rule Die                                                                                 11/01/82
3 Cavity Molds/Miners Battery                                                                  02/01/84
Cavity Mold/30 AH Cell Case                                                                    07/01/83
Case Mold                                                                                      07/01/77
2 Single Cavity Injection Molds                                                                04/01/86
Steel Stamp Tool/Miners Ni-Cd                                                                  01/01/85
Tooling/Stamp Tabs Ni-Cd Battery                                                               04/01/85
Mod/Case/Cover Mold Miners Battery                                                             05/01/85
Single Cavity Injection Mold                                                                   04/01/86
Tooling 8000 AG Ni-Cd Tabs                                                                     12/01/86


                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------
Injection Mold/Zinc Battery                                                                    04/01/89
Compression Mold/Bipolm Plates                                                                 05/01/89
Mold/Battery Flash Arrestor Ni                                                                 01/01/89
Battery Case and Cover Mold                                                                    08/01/95
Panasonic KX-P1091 Printer                                                                     01/01/79
Personal Computer and Monitor                                                                  08/31/92
Hirez VGA and DeskJet 500C Printer                                                             10/31/92
Gateway P5-75                                                                                  09/01/95
Gateway P5-120 PC                                                                              01/01/96
Gateway 2000 P-5 133 PC                                                                        09/01/96
Gateway 300MHz PC InkJet Printer                                                               06/01/98
Gateway GP6-300 PC                                                                             06/01/98
Monitor                                                                                        08/01/98
Gateway G6-300 PC                                                                              06/01/98
Install 1 4000 Amp Trans Switch                                                                12/01/93
Map Assist Software                                                                            09/01/91
Elec Hook Up EV Battery Test                                                                   06/01/98
Mettler Top Loading Elec Scale                                                                 04/01/98
Battery Insulation Test                                                                        04/01/98
Rosenthal Sheeting System                                                                      06/01/98
Kras VSK083 Press                                                                              06/01/98
AU50R Pneumatic Torque/Screw                                                                   06/01/98
Helium Leak Test System                                                                        06/01/98
BT2043 Computer Control Cycler                                                                 06/01/98
19 Cubic Ft Incubator                                                                          08/01/98
20KHz Titanium Bar Horn                                                                        09/01/98
Inert Atmosphere Furnace, Small                                                                09/01/98
Two Dry Material Blenders                                                                      10/01/98
Miniflex and Portable XRD System                                                               09/01/98
3 Gateway GP6-400MHz PCs                                                                       10/01/98
Surftest Test                                                                                  10/01/98
Appro # 151102                                                                                 07/01/98


                 DESCRIPTION                                                               ACQUISITION DATE
                 -----------                                                               ----------------
Appro # 151-126                                                                                10/01/98
Appro # 151-104                                                                                08/01/98
Appro # 151106                                                                                 07/01/98
Appro # 151-109                                                                                07/01/98
Appro # 151-055                                                                                10/01/98
Appro # 151-130                                                                                10/01/98
Appro # 151-096                                                                                09/01/98
Appro # 151-143 SB 151-143                                                                     10/01/98
Appro # 153-111                                                                                10/01/98
Appro # 154054                                                                                 07/01/98
Two Modular Work Stations                                                                      10/01/98



                                SCHEDULE 1.01(b)

                                  ERC CONTRACTS


Technology Transfer and License Agreement for Ni-Zn Battery Technology among Xiamen Three Circles Co., Ltd (formerly Xiamen Daily-Used Chemicals Co.,
Ltd), Nan Ya Plastics Corporation and ERC dated February 21, 1998.

Employee Agreement by and between ERC and Allen Charkey, dated as of December 15, 1998.

                    BATTERY GROUP CONFIDENTIALITY AGREEMENTS
                    ----------------------------------------
                                    (BY DATE)

NAME                                                         EFFECTIVE DATE
----
Proslovia Inc.                                               7/7/98
Talisman International of Ohio                               6/6/98
Currie Technologies                                          5/26/98
Dukane Corp.                                                 5/15/98
Bell Technologies                                            5/5/98
BM - Battery Machinw                                         4/30/98
G.E. Schmidt                                                 4/16/98
Miyachi Corp                                                 4/7/98
Audi AG                                                      4/3/98
Electro Energy Inc.                                          3/31/98
Orbel Corp.                                                  3/30/98
Texmax                                                       3/23/98
Arbin Inc.                                                   3/23/98
Lewis Corp.                                                  3/18/98
Hibar Systems Limited                                        3/17/98
IMD Corp.                                                    3/17/98
Charles Ross & Son                                           3/17/98
Despatch Industries                                          3/17/98
Bodine Assemble & Test System                                2/23/98
Zentrum For Sonnergie-und Wasserstroff                       2/16/98
Beacon Group                                                 2/10/98
BST Systems Corp.                                            12/19/97
Nan Ya Plastics Co.                                          11/14/97


Danstep Associates                                           2/11/97
Courtaulds Fibres                                            06/17/96
Eveready Battery Co., Inc.                                   11/26/96
MATEC/BEWAG, Berlin                                          11/25/98
MATEC/GEW, Wilhelmshaven                                     11/25/98
MATEC/Wilhelmshaven                                          11/25/98
MATEC/VASA Energy, Hamburg                                   11/25/98
INMETCO                                                      11/17/98
City of Xiamen, City                                         11/14/98
Rechargable Battery Corp.                                    11/11/98
Richel Inc.                                                  11/6/98
Electro Energy Inc.                                          11/6/98
Yardney Technical Products                                   11/2/98
Garlock Inc.                                                 10/30/98
Jaygo Inc.                                                   10/30/98
CELGARD LLC                                                  10/27/98
The Guest Co.                                                10/22/98
Maccor Inc.                                                  10/22/98
Mauricio Rizikow                                             10/22/98
Jet Puverizer                                                10/22/98
Firing Circuits Inc.                                         10/15/98
Vernay Laboratories                                          8/18/98
Aero Vironment Inc.                                          9/17/98
Computer Aided Engineering                                   8/13/98
Straton Industries                                           8/13/98
H.C. Starck Business Group                                   8/7/98
All Battery consultants                                      8/7/98
Celgard                                                      8/6/98
Mitsubishi Bank & Trust Corp.                                7/7/98

                                      -2-

                             BATTERY TEST AGREEMENTS
                             -----------------------
                                    (BY DATE)

NAME                                                         EFFECTIVE DATE
----                                                         --------------

NEOCON Technologies Inc.                                     11/30/98
Honda R&D Americas                                           10/13/98
Center for Hydrogen & Solar Research                         7/28/98
ZAP Power System                                             7/22/98
EV Global Motors Co.                                         6/15/98
Charger Electric Bicycle Co.                                 6/17/98
Currie Technologies                                          5/26/98
Cannondale Corp.                                             8/5/98
PIVCO                                                        3/3/98
Bodine Assembly & Test Systems                               3/3/98
Bay Resource Corporation                                     2/26/98
Daimler Benz AG                                              8/7/97
Aero Vironment Inc.                                          9/17/96
Toro MFG. Corp.                                              9/12/96
Alvin J. Salkind                                             4/12/95
Electric Bicycle Co.                                         7/25/93

                           BATTERY SERVICE AGREEMENTS
                                    (BY DATE)

NAME                                                         EFFECTIVE DATE
----                                                         --------------

MATEC (Marketing and Techology Consult GmbH)                 10/6/98

                       BATTERY MEMORANDUM OF UNDERSTANDING
                                    (BY DATE)

NAME                                                         EFFECTIVE DATE
----                                                         --------------


TRAPOS (Transport Systemetecnic AG)                          10/27/98

                                SCHEDULE 1.01(c)

                               EVERCEL LIABILITIES

                                SCHEDULE 1.01(d)

                        ERC INTELLECTUAL PROPERTY ASSETS

                U.S. PATENTS AND PENDING U.S. PATENT APPLICATIONS

PATENT NO.                               ISSUE DATE                             FILE NO.
----------                               ----------                             --------
4,415,636                                November 11, 1983                      30512
4,546,058                                October 8, 1985                        32984
4,661,759                                April 28,1987                          40006
4,810,598                                March 7, 1987                          40067
4,976,904                                December 11, 1990                      40066
5,023,155                                June 11, 1991                          40110
5,264,305                                November 23, 1993                      B429-001
5,460,899                                October 24, 1995                       B429-010
5,556,720                                September 17, 1996                     B429-010 CIP
5,658,694                                August 19, 1997                        B429-021

PATENT APPLN. NO.                        FILING DATE                            FILE NO.
-----------------                        -----------                            --------
08/722,605                               September 27, 1996                     B429-019
08/828,801                               March 27, 1997                         B429-026
09/148,451                               September 4, 1998                      B429-029

                                SCHEDULE 1.01(e)

                                EVERCEL EMPLOYEES

PERMANENT EMPLOYEES                                          TEMPORARY EMPLOYEES
-------------------                                          -------------------
Kathy Bates                                                  Steve Elam
Fernando Bico                                                Maria Quiroz
Allen Charkey                                                Jeff Gardner
William Clark                                                Vincent Marra
Elio Ferreira                                                George Tirado
Lieng Nguyen                                                 Elaine Vargas
Jacqueline Nguyen                                            Estelle Barnes
John Rotondo
Glen Bowling
Olivia Saraiva
Mike Nyce
Keith Williams
Virgil Handberry
James DeCarvalho
Phil Napoli
Richard Howard


                                    EXHIBITS

                  Exhibit A:        Form of Services Agreement

                  Exhibit B:        Form of Tax Sharing Agreement

                  Exhibit C:        Form of License Assistance Agreement

                                    EXHIBIT A

                           FORM OF SERVICES AGREEMENT

                                    EXHIBIT B

                          FORM OF TAX SHARING AGREEMENT

                                    EXHIBIT C

                      FORM OF LICENSE ASSISTANCE AGREEMENT






                                      C-2